Exhibit 99.2
Innovative Industrial Properties First Quarter 2026 Supplemental Financial Information

Innovative Industrial Properties Overview Forward-Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 Statements of Cash Flows 8 FFO, Normalized FFO, and AFFO Reconciliation 9 EBITDA Reconciliation 10 Historical Net Income 11 Historical FFO, Normalized FFO, and AFFO Reconciliation 12 Historical EBITDA Reconciliation 13 Portfolio Data Highlights 14 Geographic Concentration – Real Estate Portfolio 15 Annualized Base Rent and Income From Loans and Securities 16 Capital Commitments and Dispositions 17 Leasing Summary 18 Property List 19 — 21 Loans and Securities 22 Capitalization Capital and Key Metrics 23 Debt Detail 24 Analyst Coverage 25 Definitions 26 — 27 Table of Contents 2

Innovative Industrial Properties Forward-Looking Statements This Supplemental Financial Information Package includes "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: rates of default on leases for our assets; our ability to re-lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all; concentration of our portfolio of assets and limited number of tenants; the estimated growth in and evolving market dynamics of the regulated cannabis market; anticipated funding sources for our investment in the preferred stock of IQHQ, Inc. ("IQHQ"); defaults on our investments in real estate-related assets, such as the IQHQ credit facility and IQHQ preferred stock; our ability to identify, acquire, or profitably operate life science properties; market dynamics in the life science sector; the demand for regulated cannabis cultivation and processing facilities; decreased economic activity due to fluctuations in trade policies, tariffs, and related government actions; inflation dynamics; the impact of pandemics on us, our business, our tenants, or the economy generally; war and other hostilities, including the conflicts in Ukraine, Iran, and Israel; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law; availability of suitable investment opportunities in the regulated cannabis industry; our understanding of our competition and our potential tenants’ alternative financing sources; the expected medical-use or adult-use cannabis legalization in certain states; shifts in public opinion regarding regulated cannabis; the potential impact on us from litigation matters, and governmental inquiries, investigations, subpoenas, or enforcement actions, including rising liability and insurance costs; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult-use cannabis in our facilities; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to access equity or debt capital; financing rates for our target assets; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility; our ability to refinance or extend our existing indebtedness; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition; our ability to maintain our investment grade credit rating; changes in the values of our assets; our expected portfolio of assets; our expected investments; interest rate mismatches between our assets and our borrowings used to fund such investments; changes in interest rates and the market value of our assets; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; how and when any forward equity sales may settle; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; availability of qualified personnel; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in our filings and reports. This supplemental financial information package includes certain non-GAAP financial measures. These non-GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP. The definition of these non-GAAP measures is set forth under the section entitled "Definitions." Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are set forth in sections entitled “FFO, Normalized FFO, and AFFO Reconciliation” and “EBITDA Reconciliation.” Market and industry data are included in this presentation. We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties. We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable. However, this information may prove to be inaccurate. No representation or warranty is made as to the accuracy of such information. All amounts shown in this report are unaudited. This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc. Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc. shall be made only by means of a prospectus approved for that purpose. 3

Company Overview

Innovative Industrial Properties, Inc. (NYSE: IIPR) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and financial investments in the life science industry. As of March 31, 2026, we owned 110 properties comprising an aggregate of approximately 8.9 million rentable square feet in 19 states. For additional information, please visit www.innovativeindustrialproperties.com.

Senior Management

Alan Gold
Executive Chairman

Paul Smithers
President, Chief Executive Officer & Director

David Smith
Chief Financial Officer & Treasurer

Catherine Hastings
Chief Operating Officer

Ben Regin
Chief Investment Officer

Tracie Hager
Senior Vice President, Asset Management

Kelly Spicher
Senior Vice President, Real Estate Counsel

Andy Bui
Vice President, Chief Accounting Officer

Board of Directors

Alan Gold
Director, Executive Chairman

Paul Smithers
Director, President & Chief Executive Officer

Gary Kreitzer*
Vice Chairman, Nominating and Corporate Governance Committee Chair

Scott Shoemaker, MD*
Director, Compensation Committee Chair

David Boyle*
Director, Audit Committee Chair

Contact Information

Corporate Headquarters – Innovative Industrial Properties, Inc.
11440 West Bernardo Court, STE 100
San Diego, California 92127
858-997-3332

Public Markets Detail
Ticker: IIPR
Exchange: NYSE

Website
www.innovativeindustrialproperties.com

LinkedIn
www.linkedin.com/company/innovative-industrial-properties

Investor Relations Contact

Eli Kanter
Director, Finance
eli.kanter@iipreit.com

Note: * Denotes independent director

Innovative Industrial Properties 4

Quarterly Performance Summary

	Historical Quarterly Results				
	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Total Revenues	$68,996	$66,657	$64,685	$62,891	$71,722
General and administrative expense	$10,349	$7,967	$8,681	$8,626	$8,461
General and administrative expense / total revenues	15 %	12 %	13 %	14 %	12 %
Net income attributable to common stockholders	$30,155	$30,705	$28,288	$25,146	$30,296
Net income attributable to common stockholders - diluted ("EPS")	$1.02	$1.06	$0.97	$0.86	$1.03
Funds from operations attributable to common stockholders - diluted ("FFO")[1]	$48,317	$49,569	$46,927	$43,646	$52,214
FFO per common share - diluted[1]	$1.70	$1.75	$1.66	$1.54	$1.83
Normalized FFO attributable to common stockholders - diluted ("Normalized FFO")[1]	$50,585	$50,377	$45,156	$45,228	$52,761
Normalized FFO per common share - diluted[1]	$1.78	$1.78	$1.60	$1.60	$1.85
Adjusted funds from operations attributable to common stockholders - diluted ("AFFO")[1]	$53,434	$53,333	$48,348	$48,399	$55,332
AFFO per common share - diluted[1]	$1.88	$1.88	$1.71	$1.71	$1.94
Common stock dividend per share[2]	$1.90	$1.90	$1.90	$1.90	$1.90
AFFO Payout Ratio[3]	101 %	101 %	111 %	111 %	98 %
Total Invested Capital[4]	$2.5B	$2.5B	$2.5B	$2.5B	$2.5B
% Leased - Operating Portfolio	97.8 %	96.7 %	95.8 %	98.6 %	98.4 %

Total Revenues



$71,722
$62,891
$64,685
$66,657
$68,996
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Normalized FFO[1]



$1.85
$1.60
$1.60
$1.78
$1.78
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

AFFO[1]



$1.94
$1.71
$1.71
$1.88
$1.88
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Note: Dollars in thousands except for $/share or otherwise noted. All per share amounts are shown on a diluted basis.
1) Refer to "FFO, Normalized FFO, and AFFO Reconciliation" for additional details.
2) Reflects quarterly common stock dividend declared in the quarter.
3) Calculated by dividing the common stock dividend declared per share by AFFO per common share - diluted.
4) Dollars in billions.

Innovative Industrial Properties 5

Innovative Industrial Properties , March 31, December 31, (In thousands, except share and per share amounts) 2026 2025 Assets Real estate, at cost: Land $145,104 $146,320 Buildings and improvements 2,269,439 2,269,597 Construction in progress 40,311 40,593 Total real estate, at cost 2,454,854 2,456,510 Less accumulated depreciation (361,093) (343,062) Net real estate held for investment 2,093,761 2,113,448 Life science investments 153,980 152,665 Construction loan receivable 22,800 22,800 Cash and cash equivalents 89,117 47,597 In-place lease intangible assets, net 6,155 6,366 Other assets, net 28,167 27,982 Total assets $2,393,980 $2,370,858 Liabilities and stockholders’ equity Liabilities: Notes due 2026, net $290,981 $290,602 Revolving credit facilities 75,000 102,500 Building improvements and construction funding payable 851 2,964 Accounts payable and accrued expenses 14,702 10,870 Dividends payable 57,100 54,913 Rent received in advance and tenant security deposits 50,060 50,307 Other liabilities 10,746 10,698 Total liabilities 499,440 522,854 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 4,718,048 and 2,019,525 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively 108,081 47,780 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,314,520 and 28,022,975 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively 28 28 Additional paid-in capital 2,123,710 2,113,184 Dividends in excess of earnings (337,279) (312,988) Total stockholders’ equity 1,894,540 1,848,004 Total liabilities and stockholders’ equity $2,393,980 $2,370,858 Balance Sheet 6

Innovative Industrial Properties For the Three Months Ended , March 31, (In thousands, except share and per share amounts) 2026 2025 Revenues: Rental (including tenant reimbursements) $68,920 $71,697 $68,920 $71,697 Other 76 25 76 25 Total revenues 68,996 71,722 68,996 71,722 Expenses: Property expenses 7,576 7,379 7,576 7,379 General and administrative expense 10,349 8,461 10,349 8,461 Depreciation and amortization expense 18,584 18,391 18,584 18,391 Impairment loss on real estate — 3,527 — 3,527 Total expenses 36,509 37,758 36,509 37,758 Gain (loss) on sale of real estate 422 — 422 — Income from operations 32,909 33,964 32,909 33,964 Interest and other income 6,331 1,613 6,331 1,613 Interest expense (6,431) (4,500) (6,431) (4,500) Net income 32,809 31,077 32,809 31,077 Preferred stock dividends (2,654) (781) (2,654) (781) Net income attributable to common stockholders $30,155 $30,296 $30,155 $30,296 Net income attributable to common stockholders per share: Basic $1.04 $1.05 $1.04 $1.05 Diluted $1.02 $1.03 $1.02 $1.03 Weighted-average shares outstanding: Basic 27,991,910 28,275,549 27,991,910 28,275,549 Diluted 28,467,184 28,588,022 28,467,184 28,588,022 Net Income 7

Innovative Industrial Properties For the Three Months Ended March 31, (In thousands) 2026 2025 Cash flows from operating activities Net income $32,809 $31,077 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization 18,584 18,391 Impairment loss on real estate — 3,527 Loss (gain) on sale of real estate (422) — Paid-in-kind dividends and interest income on life science investments (1,002) — Stock-based compensation 2,584 2,078 Amortization of debt discount and issuance costs 576 470 Other non-cash adjustments (300) (11) Changes in assets and liabilities Other assets, net (527) 906 Accounts payable, accrued expenses and other liabilities 3,976 1,577 Rent received in advance and tenant security deposits (247) (3,773) Net cash provided by (used in) operating activities 56,031 54,242 Cash flows from investing activities Investments in real estate — (7,857) Proceeds from sale of real estate asset 2,608 — Funding of draws for improvements and construction (2,949) (9,041) Purchases of short-term investments — (5,258) Maturities of short-term investments — 5,000 Net cash provided by (used in) investing activities (341) (17,156) Cash flows from financing activities Issuance of common stock, net of issuance costs 9,281 — Repurchase of common stock — (290) Issuance of preferred stock, net of issuance costs 60,301 9,186 Draws on revolving credit facilities 5,000 — Repayments on revolving credit facilities (32,500) — Principal payment on debt — (8,697) Dividends paid to common stockholders (53,777) (54,253) Dividends paid to preferred stockholders (1,136) (564) Taxes paid related to net share settlement of equity awards (1,339) (703) Net cash provided by (used in) financing activities (14,170) (55,321) Net increase (decrease) in cash and cash equivalents 41,520 (18,235) Cash and cash equivalents, beginning of period 47,597 146,245 Cash and cash equivalents, end of period $89,117 $128,010 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $2,017 $81 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $96 $6,093 Accrual for common and preferred stock dividends declared 57,100 55,244 Statements of Cash Flows 8

FFO, Normalized FFO, and AFFO Reconciliation

	For the Three Months Ended March 31,	
(In thousands, except share and per share amounts)	2026	2025
Net income attributable to common stockholders	$30,155	$30,296
Real estate depreciation and amortization	18,584	18,391
Impairment loss on real estate	–	3,527
Loss (gain) on sale of real estate asset	(422)	–
FFO attributable to common stockholders (basic and diluted)	48,317	52,214
Litigation-related expense	1,870	406
Loss (gain) on partial repayment of Notes due 2026	–	(32)
Income on seller-financed notes[1]	223	153
Deferred lease payments received on sales-type leases[2]	175	20
Normalized FFO attributable to common stockholders (diluted)	50,585	52,761
Stock-based compensation	2,584	2,078
Non-cash interest expense	576	470
Non-cash accretion of life science investments	(334)	–
Above-market lease amortization	23	23
AFFO attributable to common stockholders (diluted)	$53,434	$55,332
FFO per common share - diluted	$1.70	$1.83
Normalized FFO per common share - diluted	$1.78	$1.85
AFFO per common share - diluted	$1.88	$1.94
Weighted average common shares outstanding - basic	27,991,910	28,275,549
Restricted stock and restricted stock units ("RSUs")	475,274	312,473
Weighted average common shares outstanding - diluted	28,467,184	28,588,022

1) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIPR in connection with IIPR's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIPR's consolidated balance sheet.
2) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of March 31, 2026 and December 31, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 9

Innovative Industrial Properties For the Three Months Ended , March 31, (In thousands) 2026 2025 Net Income: $32,809 $31,077 $32,809 $31,077 Adjustments for EBITDA: Interest expense 6,431 4,500 6,431 4,500 Taxes (including corporate tax expense in G&A) 142 121 142 121 Depreciation and amortization expense 18,584 18,391 18,584 18,391 Above-market lease amortization 23 23 23 23 Non-cash accretion of life science investments $ (334) $ — (334) — Corp. asset depreciation (included in G&A expense) $ 26 $ 31 26 31 EBITDA $57,681 $54,143 $57,681 $54,143 Adjustments for Adjusted EBITDA: Non-cash stock-based compensation expense 2,584 2,078 2,584 2,078 Impairment loss on real estate — 3,527 — 3,527 Loss (gain) on sale of real estate (422) — (422) — Income on seller-financed notes(1) 223 153 223 153 Deferred lease payments received on sales-type lease(2) 175 20 175 20 Adjusted EBITDA $60,241 $59,921 $60,241 $59,921 EBITDA Reconciliation 10 1) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIPR in connection with IIPR's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIPR’s consolidated balance sheet. 2) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of March 31, 2026 and December 31, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Historical Net Income

(In thousands, except share and per share amounts)	Historical Quarterly Results				
	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Revenues:					
Rental (including tenant reimbursements)	$68,920	$66,631	$64,292	$62,866	$71,697
Other	76	26	393	25	25
Total revenues	68,996	66,657	64,685	62,891	71,722
Expenses:					
Property expenses	7,576	7,980	7,951	6,867	7,379
General and administrative expense	10,349	7,967	8,681	8,626	8,461
Depreciation and amortization expense	18,584	18,538	18,639	18,500	18,391
Impairment loss on real estate	–	–	–	–	3,527
Total expenses	36,509	34,485	35,271	33,993	37,758
Gain (loss) on sale of real estate	422	(326)	–	–	–
Income from operations	32,909	31,846	29,414	28,898	33,964
Interest and other income	6,331	6,721	4,416	1,570	1,613
Interest expense	(6,431)	(6,726)	(4,525)	(4,444)	(4,500)
Net income	32,809	31,841	29,305	26,024	31,077
Preferred stock dividends	(2,654)	(1,136)	(1,017)	(878)	(781)
Net income attributable to common stockholders	$30,155	$30,705	$28,288	$25,146	$30,296
Net income attributable to common stockholders per share:					
Basic	$1.04	$1.07	$0.99	$0.87	$1.05
Diluted	$1.02	$1.06	$0.97	$0.86	$1.03
Weighted-average shares outstanding:					
Basic	27,991,910	27,913,384	27,912,881	27,924,092	28,275,549
Diluted	28,467,184	28,303,530	28,303,600	28,317,693	28,588,022

Innovative Industrial Properties
11

Historical FFO, Normalized FFO, and AFFO Reconciliation

	Historical Quarterly Results				
(In thousands, except share and per share amounts)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net income attributable to common stockholders	$30,155	$30,705	$28,288	$25,146	$30,296
Real estate depreciation and amortization	18,584	18,538	18,639	18,500	18,391
Impairment loss on real estate	–	–	–	–	3,527
Loss (gain) on sale of real estate	(422)	326	–	–	–
FFO attributable to common stockholders (basic and diluted)	48,317	49,569	46,927	43,646	52,214
Litigation-related expense	1,870	585	604	413	406
Loss (gain) on partial repayment of Notes due 2026	–	–	–	–	(32)
Income on seller-financed notes[1]	223	223	(2,375)	1,164	153
Deferred lease payments received on sales-type leases[2]	175	–	–	5	20
Normalized FFO attributable to common stockholders (diluted)	50,585	50,377	45,156	45,228	52,761
Stock-based compensation	2,584	2,698	2,684	2,672	2,078
Non-cash interest expense	576	568	485	476	470
Non-cash accretion of life science investments	(334)	(333)	–	–	–
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders (diluted)	$53,434	$53,333	$48,348	$48,399	$55,332
FFO per common share - diluted	$1.70	$1.75	$1.66	$1.54	$1.83
Normalized FFO per common share - diluted	$1.78	$1.78	$1.60	$1.60	$1.85
AFFO per common share - diluted	$1.88	$1.88	$1.71	$1.71	$1.94
Weighted average common shares outstanding - basic	27,991,910	27,913,384	27,912,881	27,924,092	28,275,549
Restricted stock and RSUs	475,274	390,146	390,719	393,601	312,473
Weighted average common shares outstanding - diluted	28,467,184	28,303,530	28,303,600	28,317,693	28,588,022

1) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIPR in connection with IIPR's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIPR's consolidated balance sheet. For the three months ended September 30, 2025, the negative amount resulted from the recognition of $2.6 million of non-refundable cash payments received as interest and other income in connection with the termination of one of the seller-financed notes.

2) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of March 31, 2026 and December 31, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 12

Historical EBITDA Reconciliation

(In thousands)	Historical Quarterly Results				
	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net Income	$32,809	$31,841	$29,305	$26,024	$31,077
Adjustments for EBITDA:					
Interest expense	6,431	6,726	4,525	4,444	4,500
Taxes (including corporate tax expense in G&A)	142	1	(2)	88	121
Depreciation and amortization expense	18,584	18,538	18,639	18,500	18,391
Above-market lease amortization	23	23	23	23	23
Non-cash accretion of life science investments	(334)	(333)	–	–	–
Corp. asset depreciation (included in G&A expense)	$ 26	$ 27	$ 27	27	31
EBITDA	$57,681	$56,823	$52,517	$49,106	$54,143
Adjustments for Adjusted EBITDA:					
Non-cash stock-based compensation expense	2,584	2,698	2,684	2,672	2,078
Impairment loss on real estate	–	–	–	–	3,527
Loss (gain) on sale of real estate	(422)	326	–	–	–
Income on seller-financed notes[1]	223	223	(2,375)	1,164	153
Deferred lease payments received on sales-type lease[2]	175	–	–	5	20
Adjusted EBITDA	$60,241	$60,070	$52,826	$52,947	$59,921

1) Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIPR in connection with IIPR's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIPR's consolidated balance sheet. For the three months ended September 30, 2025, the negative amount resulted from the recognition of $2.6 million of non-refundable cash payments received as interest and other income in connection with the termination of one of the seller-financed notes.

2) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheets as of March 31, 2026 and December 31, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 13

Innovative Industrial Properties CANNABIS 93.0% LIFE SCIENCES 6.8% $315M BASE RENT / INTEREST(1) PORTFOLIO COMPOSITION 98% Leased Operating Portfolio $270M Financial Commitment to Life Science(3) PORTFOLIO HIGHLIGHTS 38 Tenants 12.4 Years Weighted Average Lease Length 8.9M Total Square Feet(4) 110 Properties OTHER 0.2% Highlights Note: As of March 31, 2026. Refer to “Definitions” for additional details. 1) Based on “Annualized Base Rent and Income from Loans and Securities (“Base Rent / Interest”)”. 2) Dollars in billions. Based on “Total Invested Capital”. 3) $150 million of which was invested as of March 31, 2026. 4) Includes 303,000 square feet under development or redevelopment. $315M Base Rent / Interest(1) $2.5B Real Estate(2) 14

Innovative Industrial Properties Geographic Concentration – Real Estate Portfolio Note: As of March 31, 2026, values in thousands except for property count, $/PSF, or otherwise noted. Refer to “Definitions” for additional details. 1) Includes 303,000 square feet under development or redevelopment. 2) Dollars in billions. Based on “Total Invested Capital”. 3) Based on “Annualized Base Rent”. 19 States 8.9M Square Feet(1) $2.5B Invested Capital(2) 110 Properties 10-15% 0-5% 5-10% % ABR State % of ABR(3) PA 15.0% IL 14.1% MA 12.0% NY 11.8% FL 11.0% MI 8.1% OH 6.3% NJ 4.9% MD 4.8% CO 2.8% Other 9.2% Total 100.0% 15

Annualized Base Rent and Income From Loans and Securities

Annualized Base Rent

#	Tenant	ABR $[1]	%[2]	Square Feet[3]	# of Leases
	IIPR Portfolio				
1	Ascend Wellness Holdings	$31,767	10.1 %	624	4
2	PharmaCann[4]	29,723	9.4 %	364	7
3	Green Thumb Industries	23,211	7.4 %	664	3
4	Curaleaf	21,032	6.7 %	579	7
5	Trulieve	20,151	6.4 %	740	6
6	4Front Ventures[5]	18,335	5.8 %	488	4
7	Holistic Industries	17,454	5.5 %	298	4
8	Cresco Labs	17,175	5.5 %	379	5
9	Parallel	16,515	5.2 %	593	2
10	The Cannabist Company	15,618	5.0 %	506	20
	Other	77,189	24.5 %	3,631	40
	Total	**$288,170**	**91.5 %**	**8,866**	**102**

Income Composition[2]



24.5%
8.5%
67.0%
$315M
BASE RENT / INTEREST
Top 10 Tenants
Income from Loans and Securities
Other

Annualized Base Rent and Income From Loans and Securities

	Total Commitments As of 03/31/2026	Principal Amount Outstanding	Maturity / Wtd. Avg. Maturity	Blended Interest Rate	Annualized Income
<u>Annualized Income from Loans and Securities</u>					
Senior Secured Notes	$31,500	$31,300	1.1 Years	16.7 %	$5,240
Revolving Credit Facility	100,000	100,749	2.5 Years	13.5 %	13,601
Preferred Equity	170,000	51,075	Perpetual	15.0 %	7,661
Total / Weighted Average	**$301,500**	**$183,124**	**2.2 Years**	**14.5 %**	**$26,502**
Total Annualized Base Rent and Income from Loans and Securities					**$314,672**

1) Dollars in thousands. Refer to "Annualized Base Rent ("ABR")" for additional details.
2) Based on "Annualized Base Rent and Income from Loans and Securities ("Base Rent / Interest")".
3) Square feet in thousands.
4) These leases are in default, as disclosed in our 8-K filed on March 14, 2025, though such defaults are limited to the cross-default provisions under certain retail leases in Colorado.
5) These leases are in default, as disclosed in our 8-K filed on March 28, 2025. Includes one property acquired in January 2022 for $16.0 million, which did not satisfy the requirements for sale leaseback accounting, and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

Innovative Industrial Properties 16

Innovative Industrial Properties Rentable Sale Total State Closing / Execution Square Feet Price(1) Sale / PSF Dispositions Arizona Feb - 26 2 $2,700 $1,350 Total / Wtd. Avg. 2 $2,700 $1,350 $49,100 $0 $5,570 $7,750 $270,000 Real Estate Loans and Securities Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Capital Commitments and Dispositions Note: Values in thousands. For real estate, capital commitments consist of purchase prices of acquisitions and commitments to fund construction and improvements at properties made during the applicable period. Excludes transaction costs and commitments related to senior secured loans. 1) Excludes transaction costs. 2) The 2Q 2024 TI commitment for AYR Florida was reduced by $2.5 million following an amendment to the lease in Q1 2025. Two Year Capital Commitment History(2) First Quarter Dispositions 17

Innovative Industrial Properties 0% 0% 1% 1% 3% 1% 0% 2% 9% 9% 73% 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Thereafter # of Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Gramlin California Jan-26 1 204 2% Non-Cannabis Tenant California Jan-26 1 5 0% Gramlin California Mar-26 1 56 1% Grown Rogue Illinois Mar-26 1 66 1% Total 4 331 4% Note: Rentable square feet values in thousands. 1) As a % of annualized base rent. Leasing Summary 2026 Leasing Activity as of March 31, 2026 Representing $288 Million in Annualized Base Rent Expiring Leases 2 1 3 3 5 6 0 14 13 13 42 Lease Expiration Schedule as of March 31, 2026(1) 18

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet In Place[1]	Square Feet Under Dev. / Redev.[2]	Square Feet Total	Invested Capital $ Invested	Invested Capital $ Committed	Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial											
1	3241-3247 Needles	California	Needles	9/11/2019	– %	46	–	46	$10,100	$–	$10,100	$220
2	3253 Needles Hwy.	California	Needles	8/29/2019	– %	20	–	20	4,841	–	4,841	242
3	4Front Ventures	Illinois	Matteson	8/3/2021	100.0 %	250	–	250	71,684	–	71,684	287
4	4Front Ventures	Washington	Olympia	12/17/2020	100.0 %	114	–	114	17,500	–	17,500	154
5	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0 %	57	–	57	16,000	–	16,000	281
6	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0 %	166	–	166	71,000	–	71,000	428
7	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0 %	199	–	199	63,900	–	63,900	321
8	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0 %	114	–	114	55,000	–	55,000	482
9	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0 %	145	–	145	24,150	–	24,150	167
10	AYR Wellness	Florida	Ocala	6/7/2024	100.0 %	145	–	145	38,526	1,974	40,500	279
11	AYR Wellness	Ohio	Akron	5/14/2019	100.0 %	11	–	11	3,550	–	3,550	323
12	Battle Green	Ohio	Columbus	3/3/2023	100.0 %	157	–	157	46,429	71	46,500	296
13	Berry Green	Michigan	Warren	10/9/2019	100.0 %	205	–	205	83,595	–	83,595	408
14	Calyx Peak	Missouri	Smithville	9/17/2021	100.0 %	85	–	85	28,250	–	28,250	332
15	Cresco Labs	Michigan	Marshall	4/22/2020	100.0 %	115	–	115	32,000	–	32,000	278
16	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0 %	51	–	51	25,496	104	25,600	502
17	Cresco Labs	Illinois	Joliet	10/22/2019	100.0 %	39	–	39	20,950	–	20,950	537
18	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0 %	50	–	50	13,545	–	13,545	271
19	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0 %	179	–	179	60,889	751	61,640	344
20	Curaleaf	Illinois	Litchfield	10/30/2019	100.0 %	127	–	127	40,000	–	40,000	315
21	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0 %	123	–	123	35,000	–	35,000	285
22	Curaleaf	Massachusetts	Webster	9/1/2022	100.0 %	108	–	108	21,500	–	21,500	199
23	Curaleaf	North Dakota	Fargo	12/20/2019	100.0 %	33	–	33	12,190	–	12,190	369
24	Curran Highway	Massachusetts	North Adams	5/26/2021	– %	71	–	71	26,800	–	26,800	377
25	Gramlin	California	Desert Hot Springs	10/15/2021	100.0 %	204	–	204	63,500	–	63,500	311
26	Gramlin	California	Palm Springs	4/16/2019	100.0 %	56	–	56	35,530	–	35,530	634
27	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0 %	300	–	300	94,600	–	94,600	315
28	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0 %	266	–	266	50,000	–	50,000	188
29	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0 %	98	–	98	32,200	–	32,200	329
30	Grown Rogue	Illinois	Dwight	10/30/2019	100.0 %	66	–	66	28,000	–	28,000	424
31	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0 %	72	–	72	33,719	31	33,750	469
32	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0 %	108	–	108	25,629	21	25,650	238
33	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0 %	55	–	55	19,750	–	19,750	359
34	Jushi	Pennsylvania	Scranton	4/6/2018	100.0 %	145	–	145	45,800	–	45,800	316
35	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0 %	56	–	56	17,634	165	17,799	318
36	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0 %	87	–	87	25,000	–	25,000	287
37	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	10/2/2024	100.0 %	23	–	23	5,570	–	5,570	242
38	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0 %	201	–	201	72,079	–	72,079	359
39	North Palm Springs CA (Undisclosed Tenant)	California	North Palm Springs	5/12/2020	100.0 %	70	–	70	18,107	–	18,107	259
40	Parallel	Florida	Lakeland	9/18/2020	100.0 %	220	–	220	56,400	–	56,400	256
41	Parallel	Florida	Wimauma	3/11/2020	100.0 %	373	–	373	51,500	–	51,500	138
42	Perpetual Brands	Massachusetts	Holliston	5/31/2018	100.0 %	58	–	58	31,159	23	31,183	538
43	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0 %	186	48	234	130,628	–	130,628	558
44	PharmaCann	Pennsylvania	Olyphant	8/7/2019	100.0 %	56	–	56	28,000	–	28,000	500
45	PharmaCann	Ohio	Buckeye Lake	3/13/2019	100.0 %	58	–	58	20,000	–	20,000	345
46	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0 %	43	–	43	12,710	–	12,710	296
47	Texas Original	Texas	Bastrop	6/14/2022	100.0 %	75	–	75	22,000	–	22,000	293
48	The Cannabist Company	Pennsylvania	Saxton	5/20/2019	100.0 %	270	–	270	42,891	–	42,891	159
49	The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0 %	50	–	50	11,820	–	11,820	236
50	The Cannabist Company	Colorado	Denver	10/30/2018	100.0 %	58	–	58	11,250	–	11,250	194
51	The Cannabist Company	Colorado	Denver	12/14/2021	100.0 %	18	–	18	9,917	–	9,917	551
52	The Cannabist Company	Colorado	Denver	12/14/2021	100.0 %	12	–	12	3,276	–	3,276	273
53	The Pharm	Arizona	Willcox	12/15/2017	100.0 %	358	–	358	20,000	–	20,000	56

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of March 31, 2026.

*This property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 19

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested Capital $: Invested	Invested Capital $: Committed	Invested Capital $: Total $	Total $ / Square Feet
54	TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0 %	58	–	58	$15,000	$–	$15,000	$259
55	Tri-Mountain Pure**	Pennsylvania	Pittsburgh	5/13/2021	100.0 %	239	–	239	68,368	64	68,432	286
56	Trulieve	Massachusetts	Holyoke	7/26/2019	100.0 %	150	–	150	43,500	–	43,500	290
57	Trulieve	Florida	Alachua	1/22/2021	100.0 %	295	–	295	41,650	–	41,650	141
58	Trulieve	Maryland	Hancock	8/13/2021	100.0 %	115	–	115	29,515	–	29,515	257
59	Trulieve	Florida	Quincy	10/23/2019	100.0 %	120	–	120	17,000	–	17,000	142
60	Trulieve	Arizona	Cottonwood	4/27/2022	100.0 %	17	–	17	5,238	–	5,238	308
61	Trulieve***	Nevada	Las Vegas	7/12/2019	100.0 %	43	–	43	9,600	–	9,600	223
62	Verdant	California	Cathedral City	3/25/2022	100.0 %	23	–	23	15,250	–	15,250	663
63	Verdant	Maryland	Frederick	2/21/2025	100.0 %	22	–	22	7,750	–	7,750	352
64	Vireo	New York	Perth	10/23/2017	100.0 %	389	–	389	81,358	–	81,358	209
65	Vireo	Minnesota	Otsego	11/8/2017	100.0 %	89	–	89	9,710	–	9,710	109
	Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**98.1 %**	**7,812**	**48**	**7,860**	**$2,185,504**	**$3,204**	**$2,188,708**	**$278**
	Operating: Cannabis - Retail											
66	1804 Needles	California	Needles	8/29/2019	– %	6	–	6	$888	$–	$888	$148
67	109 Main Street	Pennsylvania	Bradford	12/14/2021	– %	3	–	3	1,058	–	1,058	353
68	Curaleaf	North Dakota	Dickinson	12/14/2021	100.0 %	5	–	5	2,045	–	2,045	409
69	Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0 %	4	–	4	1,614	–	1,614	404
70	Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0 %	3	–	3	3,372	28	3,400	1,133
71	Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0 %	6	–	6	2,180	–	2,180	363
72	PharmaCann	Colorado	Commerce City	2/21/2020	100.0 %	5	–	5	2,300	–	2,300	460
73	PharmaCann	Colorado	Aurora	12/14/2021	100.0 %	2	–	2	1,674	–	1,674	837
74	PharmaCann	Colorado	Berthoud	12/14/2021	100.0 %	6	–	6	1,406	–	1,406	234
75	PharmaCann	Colorado	Pueblo	2/19/2020	100.0 %	3	–	3	1,049	–	1,049	350
76	Schwazze	Colorado	Ordway	12/14/2021	100.0 %	2	–	2	400	–	400	200
77	Schwazze	Colorado	Rocky Ford	12/14/2021	100.0 %	13	–	13	400	–	400	31
78	Schwazze	Colorado	Las Animas	12/14/2021	100.0 %	2	–	2	400	–	400	200
79	South Cedar Street	Michigan	Lansing	11/4/2019	– %	14	–	14	2,225	–	2,225	159
80	South Mason Drive	Michigan	Newaygo	11/8/2019	– %	2	–	2	995	–	995	498
81	The Cannabist Company	Colorado	Denver	12/14/2021	100.0 %	4	–	4	7,338	–	7,338	1,834
82	The Cannabist Company	Colorado	Pueblo	12/14/2021	100.0 %	6	–	6	4,878	–	4,878	813
83	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	5	–	5	4,229	–	4,229	846
84	The Cannabist Company	Colorado	Glenwood Springs	12/14/2021	100.0 %	4	–	4	4,187	–	4,187	1,047
85	The Cannabist Company	Colorado	Fort Collins	12/14/2021	100.0 %	5	–	5	3,977	–	3,977	795
86	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	4	–	4	3,601	–	3,601	900
87	The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0 %	4	–	4	2,165	–	2,165	541
88	The Cannabist Company	Colorado	Aurora	12/14/2021	100.0 %	5	–	5	1,991	–	1,991	398
89	The Cannabist Company	Colorado	Englewood	12/14/2021	100.0 %	4	–	4	1,778	–	1,778	445
90	The Cannabist Company	Colorado	Trinidad	12/14/2021	100.0 %	9	–	9	1,728	–	1,728	192
91	The Cannabist Company	Colorado	Silver Plume	12/14/2021	100.0 %	4	–	4	1,444	–	1,444	361
92	The Cannabist Company	Colorado	Black Hawk	12/14/2021	100.0 %	4	–	4	1,321	–	1,321	330
93	The Cannabist Company	Colorado	Edgewater	12/14/2021	100.0 %	5	–	5	1,089	–	1,089	218
94	The Cannabist Company	Colorado	Sheridan	12/14/2021	100.0 %	2	–	2	890	–	890	445
95	Verano	Pennsylvania	Harrisburg	3/23/2022	100.0 %	3	–	3	2,750	–	2,750	917
96	Wilder Road	Michigan	Bay City	11/4/2019	– %	4	–	4	1,740	–	1,740	435
	Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**89.7 %**	**148**	**–**	**148**	**$67,111**	**$28**	**$67,138**	**$454**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of March 31, 2026.

**Includes an additional two non-cannabis tenants currently occupying 79,000 sqft.

***Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIPR for tenant's obligations at the property.

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 20

Property List (Continued)

						Square Feet			Invested Capital $			
#	Tenant	State	City	Date Acquired	% Leased	In Place[(1)]	Under Dev. / Redev.[(2)]	Total	Invested	Committed	Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial / Retail											
97	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0 %	67	–	67	$15,500	$–	$15,500	$231
98	AYR Wellness	Virginia	Richmond	1/15/2020	100.0 %	82	–	82	19,750	–	19,750	241
99	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0 %	124	–	124	27,624	1,126	28,750	232
100	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0 %	63	–	63	28,500	–	28,500	452
101	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0 %	6	–	6	1,299	–	1,299	217
102	Schwazze	Colorado	Pueblo	12/14/2021	100.0 %	8	–	8	2,165	–	2,165	271
103	Sozo	Michigan	Warren	5/14/2021	100.0 %	85	–	85	17,230	–	17,230	203
104	The Cannabist Company	Colorado	Denver	12/14/2021	100.0 %	33	–	33	8,206	–	8,206	249
105	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0 %	104	–	104	40,000	–	40,000	385
	Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				100.0 %	572	–	572	$160,274	$1,126	$161,400	$282
	Operating: Non-Cannabis											
106	2103 Broadway	California	Needles	8/29/2019	– %	7	–	7	$1,471	$–	$1,471	$210
107	Non-Cannabis Tenant	Michigan	Traverse City	11/25/2019	100.0 %	2	–	2	1,272	–	1,272	636
108	Non-Cannabis Tenant	California	Palm Springs	4/16/2019	50.0 %	22	–	22	5,788	–	5,788	263
	Operating: Non-Cannabis Subtotal / Wtd. Avg.				48.8 %	31	–	31	$8,531	$–	$8,531	$275
	Operating Portfolio Total / Wtd. Avg.				97.8 %	8,563	48	8,611	$2,421,420	$4,357	$2,425,777	$282
	Dev. / Redev. Properties[(3)]											
109	Inland Center Drive	California	San Bernardino	11/16/2020	– %	–	192	192	$35,819	$–	$35,819	$187
110	Leah Avenue	Texas	San Marcos	3/10/2021	– %	–	63	63	8,231	–	8,231	131
	Dev. / Redev. Properties / Wtd. Avg.				– %	–	255	255	$44,050	$–	$44,050	$173
	Total Portfolio / Wtd. Avg.				96.1 %	8,563	303	8,866	$2,465,470	$4,357	$2,469,827	$279
	State Subtotal / Wtd. Avg.											
1		Pennsylvania			99.7 %	1,361	–	1,361	$384,984	$836	$385,821	$283
2		Illinois			100.0 %	965	–	965	$307,131	$104	$307,234	$318
3		Massachusetts			91.3 %	993	–	993	$305,734	$1,149	$306,883	$309
4		Michigan			98.3 %	901	–	901	$286,972	$193	$287,164	$319
5		New York			100.0 %	575	48	623	$211,986	$–	$211,986	$340
6		Florida			100.0 %	1,153	–	1,153	$205,076	$1,974	$207,050	$180
7		California			72.5 %	497	192	689	$204,003	$–	$204,003	$296
8		Ohio			100.0 %	374	–	374	$115,724	$71	$115,795	$310
9		New Jersey			100.0 %	291	–	291	$103,985	$–	$103,985	$357
10		Maryland			100.0 %	319	–	319	$101,554	$31	$101,585	$318
11		Colorado			100.0 %	229	–	229	$82,192	$–	$82,192	$359
12		Texas			72.8 %	75	63	138	$30,231	$–	$30,231	$219
13		Missouri			100.0 %	85	–	85	$28,250	$–	$28,250	$332
14		Arizona			100.0 %	375	–	375	$25,238	$–	$25,238	$67
15		Virginia			100.0 %	82	–	82	$19,750	$–	$19,750	$241
16		Washington			100.0 %	114	–	114	$17,500	$–	$17,500	$154
17		North Dakota			100.0 %	42	–	42	$15,849	$–	$15,849	$377
18		Minnesota			100.0 %	89	–	89	$9,710	$–	$9,710	$109
19		Nevada			100.0 %	43	–	43	$9,600	$–	$9,600	$223

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of March 31, 2026.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Represents properties that are not included in the Company's operating portfolio.

Innovative Industrial Properties

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Innovative Industrial Properties Maturity Principal Loans / Origination / Wtd. Avg. Amount Securities # Investment Loan/ Security Type Date Maturity Outstanding Commitment 1 Coachella Construction Financing Senior Secured Notes 6/25/2021 0.8 Years $22,800 $23,000 2 Harris Township Seller Financing(1) Senior Secured Notes 4/25/2025 2.1 Years 8,500 8,500 3 IQHQ Revolving Credit Facility 9/30/2025 2.5 Years 100,749 100,000 4 IQHQ Preferred Equity 9/30/2025 Perpetual 51,075 170,000 Loans and Securities Portfolio Total / Wtd. Avg. 2.2 Years $183,124 $301,500 Loans and Securities Note: Loan list maturity does not include available loan extensions. Dollars in thousands. 1) Relates to the seller-financed note issued to us by the buyer in connection with our disposition of a property in Michigan. The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller-financed note on our consolidated balance sheet. 22

Innovative Industrial Properties As of As of Capitalization March 31, 2026 Investment Grade Bond Covenants(1) Thresholds March 31, 2026 Common Shares Outstanding 28,314,520 Total Debt to Adjusted Total Assets 60% 13 % Share Price $50.16 Secured Debt to Adjusted Total Assets 40% 3 % Debt Service Coverage Ratio 1.5x 11.6x Equity Market Capitalization $1,420,256 Total Unencumbered Assets to Unsecured Debt 150% 832 % Series A Preferred Stock: Redemption price per share $25.00 IIPR Issuer Credit Ratings Shares outstanding 4,718,048 Egan Jones: BBB+ Total Preferred Equity $117,951 Senior Secured Debt $75,000 As of Senior Unsecured Debt $291,215 Q1 2026 Net Leverage March 31, 2026 Total Debt $366,215 Q1 2026 Adjusted EBITDA $60,241 Annualized Q1 2026 Adjusted EBITDA(2) $240,964 Total Market Capitalization $1,904,423 Net Debt $277,098 Less: Cash & Cash Equivalents $89,117 LQA Net Leverage Ratio(3) 1.1x Total Enterprise Value $1,815,306 As of Total Liquidity March 31, 2026 Revolving Credit Facility Capacity $87,500 Cash & Cash Equivalents $89,117 Total Liquidity $176,617 Capital and Key Metrics Note: Dollars in thousands, except share and per share amounts. 1) Calculated in accordance with the indenture governing the Notes due 2026, included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021. 2) Annualized Adjusted EBITDA is calculated by multiplying the Adjusted EBITDA by 4. 3) LQA Net Leverage Ratio is calculated by dividing Net Debt by annualized Adjusted EBITDA. 23

Innovative Industrial Properties Maturity / Wtd. As of March 31, 2026 Investment Maturity Date Avg. Maturity Coupon Rate Effective Rate Commitment Principal Senior Secured Debt Revolving Credit Facility I(1) Oct-26 0.6 Years Prime + Spread 9.00% $87,500 $— Revolving Credit Facility II(2) Oct-28 2.5 Years SOFR + 2.00% 6.10% $100,000 $75,000 Total Senior Secured Debt 2.5 Years 6.10% $187,500 $75,000 Senior Unsecured Debt Notes due 2026 May-26 0.2 Years 5.50% 5.50% $291,215 Total Senior Unsecured Debt 0.2 Years 5.50% $291,215 Gross Debt 0.6 Years 5.62% $366,215 $291.2 Million $75.0 Million Notes Due 2026 Credit Facilities 2026 2027 2028 2029 2030 Thereafter Debt Maturity Schedule Debt Detail Note: Dollars in thousands. 1) Revolving Credit Facility Rate I interest rate is the greater of: (a) the Prime Rate in effect from time to time, plus the Applicable Margin and (b) 9.00%. As of the quarter end 9.0% is the applied rate. 2) Revolving Credit Facility Rate II interest rate is the greater of: (a) the SOFR Rate in effect from time to time, plus 200 bps and (b) 6.1%. As of the quarter end, 6.1% is the applied rate. As of March 31, 2026, there is no additional availability under this revolver as the Company is able to borrow up to 50% of its investment in IQHQ, which was $150 million as of the end of the first quarter. 24

Innovative Industrial Properties Analyst Coverage Analyst Research Firms Contact Information Aaron Grey Alliance Global Partners Email: agrey@allianceg.com Phone: 888-543-4448 Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212-738-6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202-534-1392 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212-466-7937 Bill Kirk Roth Capital Partners Email: bkirk@roth.com Phone: 203-355-3473 Andy Liu Wolfe Research Email: aliu@wolferesearch.com Phone: 646-582-9257 Investor Relations Email: ir@iipreit.com Phone: 858-997-3332 25

Innovative Industrial Properties Definitions Definitions listed hereafter apply throughout the Supplemental unless otherwise specifically noted. • Adjusted Funds From Operations (“AFFO”): Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT’s operating performance. We calculate AFFO by adjusting Normalized FFO for certain non-cash items. • Annualized Base Rent (“ABR”): ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve. • Annualized Base Rent and Income from Loans and Securities (“Base Rent / Interest”): Annualized Base Rent and Income from Loans and Securities is calculated by adding ABR and Income from Loans and Securities. • Annualized Income from Loans and Securities (“Annualized Income”): Annualized Income from Loans and Securities is calculated by multiplying the principal balance as of the end of quarter, by the blended interest rate. • Development / Redevelopment (“Dev. / Redev.”) Properties: Defined as non-operating assets under development that are not leased and not ready for their intended use. • EBITDA and Adjusted EBITDA: EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization (including above-market lease amortization and corporate asset deprecation) and non-cash accretion of life science investments. Adjusted EBITDA is EBITDA adjusted for non-cash stock-based compensation, gain (loss) on sale of real estate, impairment loss on real estate, income on seller-financed notes and deferred lease payments received on sales-type lease. • Funds From Operations (“FFO”): FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale. Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share. 26

Innovative Industrial Properties Definitions (Continued) • GAAP: Accounting principles generally accepted in the United States. • Gross Debt: Calculated as the sum of the principal amount outstanding of the Notes due 2026 and borrowings on the Revolving Credit Facilities. • Liquidity: Total liquidity consists of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of quarter end) and availability under IIPR’s revolving credit facilities. • Maturity / Weighted Average Maturity (“Wtd. Avg. Maturity”): Based on initial maturity, not inclusive of applicable extension options. • Net Debt: Calculated as total debt less total cash and cash equivalents. • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur. • Notes due 2026: 5.50% Unsecured Senior Notes due 2026. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburse certain tenants and sellers for completion of construction and improvements at the properties. Excludes Loans and Securities. • Total Portfolio: All properties, including Development / Redevelopment Properties and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Invested Capital. Excludes Redevelopment. Includes leases that are in default, including those disclosed in our 8-K's filed on March 14, 2025, March 28, 2025, and March 16, 2026. • Weighted Average Lease Length: Calculated by weighting the remaining lease term based by the Annualized Base Rent (“ABR”). 27